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                                                                    Exhibit 99.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              NEOPROBE CORPORATION


     NEOPROBE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     1. That the Board of Directors of the Corporation, in a meeting duly called and held on the 18th day of January, 1996, adopted the following resolution:

     RESOLVED, that Article Eight of the Certificate of Incorporation of the Company be amended in its entirety to read as follows:

     Notwithstanding any other provision set forth in the Certificate of Incorporation of the Company or its By-laws, the board of directors shall be divided into three classes; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after the initial classification of the board of directors and election of directors to such classes, directors shall be chosen for a full term of three years, as the case may be, to succeed those whose terms expire. The total number of directors constituting the full board of directors and the number of directors in each class shall be fixed by, or in the manner provided in the By-laws, but the total number of directors shall not exceed seventeen (17) nor shall the number of directors in any class exceed six (6). Subject to the foregoing, the classes of directors need not have the same number of members. No reduction in the total number of directors or in the number of directors in any class shall be effective to remove any director or to reduce the term of any director. If the board of directors increases the number of directors in a class, it may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual election. The board of directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election.

     2. That a majority of the holders of the only class of outstanding stock entitled to vote thereon, in a meeting duly called and held on the 30th day of May, 1996, in accordance with Section 242 of the General Corporation Law of the State of Delaware, duly adopted said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by David C. Bupp, its President, and attested by Jerry K. Mueller, Jr., its Secretary, who hereby declare and certify, under penalty of perjury, that this instrument is their act and deed and the facts herein stated are true, this 30th day of May, 1996.


                                              NEOPROBE CORPORATION


                                              By /s/ David C. Bupp
                                                 ------------------------
                                                 David C. Bupp, President
Attest:


/s/ Jerry K. Mueller, Jr.
- --------------------------------
Jerry K. Mueller, Jr., Secretary